Exhibit 10.39


                              OBLIGATION AGREEMENT

     AGREEMENT, dated as of October 1, 2002, between Leucadia National Corporation, a New York corporation ("LUK") and San Elijo Ranch, Inc., a California corporation ("SERI").

                              W I T N E S S E T H:

     WHEREAS, LUK is the record and beneficial owner of all of the issued and outstanding shares of capital stock of CDS Holding Corporation, a California corporation ("Holdings"); and

     WHEREAS, Holdings is the record owner of 80% of the issued and outstanding shares of capital stock of CDS Devco, a California corporation ("Devco"); and

     WHEREAS, Devco is the record owner of 85% of the issued and outstanding shares of capital stock of SERI; and

     WHEREAS, SERI is the owner of certain real property located in San Elijo Hills, San Diego County, California being developed as a residential real estate project (the "Project"); and

     WHEREAS, in connection with the Project, SERI is required to satisfy certain governmental bonding requirements relating to development of an infrastructure for the Project (the "Bonding Requirements"); and

     WHEREAS, LUK, either directly or through an affiliate, currently provides and in the past has provided certain guarantees or other credit enhancements to third parties for which LUK has not charged SERI a fee (the "Credit Enhancements") to enable SERI to satisfy its Bonding Requirements through the issuance by third parties of improvement bonds, warranty bonds and other bonds required to meet the Bonding Requirements ("Bonds"); and

     WHEREAS, SERI and LUK each want to document their existing agreement that SERI is obligated and will continue to be obligated to pay or reimburse LUK for
(i) all amounts, including, but not limited to, all costs and expenses, incurred by or charged to LUK (directly or through an affiliate) by any party as a result of a draw under any Bond issued to or for the benefit of SERI under the Credit Enhancements, plus interest thereon at a rate of 12% per annum calculated on the basis of a 360 day year for the actual number of days elapsed from the date of any such draw to the date of repayment in full of such draw by SERI to LUK, or if paid by SERI to such party, the date of repayment in full of such draw by such party to LUK and (ii) all out-of-pocket third party costs incurred by or charged to LUK (directly or through an affiliate) in connection with the issuance by such third parties of any Bond issued to or for the benefit of SERI under the Credit Enhancements, plus interest at a rate of 12% per annum calculated on the basis of a 360 day year for the actual number of days elapsed from the date that is 30 days following the date SERI is billed for any such cost is incurred by or charged to the LUK (directly or though an affiliate) to the date of payment in full of such cost.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions hereof, each of the parties hereto agrees as follows:

     1. OBLIGATION. SERI hereby acknowledges and agrees that it is obligated and will continue to be obligated to pay or reimburse LUK for (i) all amounts, including, but not limited to, all costs and expenses, incurred by or charged to LUK (directly or through an affiliate) by any party as a result of a draw under any Bond issued to or for the benefit of SERI under the Credit Enhancements, plus interest thereon at a rate of 12% per annum calculated on the basis of a 360 day year for the actual number of days elapsed from the date of any such draw to the date of repayment in full of such draw by SERI to LUK, or if paid by SERI to such party, the date of repayment in full of such draw by such party to LUK and (ii) all out-of-pocket third party costs incurred by or charged to LUK (directly or through an affiliate) in connection with the issuance by such third parties of any Bond issued to or for the benefit of SERI under the Credit Enhancements, plus interest at a rate of 12% per annum calculated on the basis of a 360 day year for the actual number of days elapsed from the date that is 30 days following the date that SERI is billed for any such cost incurred by or charged to LUK (directly or through an affiliate) to the date of payment in full of such cost.

     2. MISCELLANEOUS.

          2.1 Amendments and Waivers. This Agreement may not be amended, and none of its provisions may be modified, except expressly by an instrument signed by the parties hereto.

          2.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and its respective successors and permitted assigns.

          2.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          2.5 Notices. All written notices required under this Agreement shall be given in writing and shall be deemed to have been given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Leucadia National Corporation, to:

                                    Leucadia National Corporation
                                    315 Park Avenue South
                                    20th Floor
                                    New York, NY  10010
                                    Attention:  President
                                    Facsimile:  (212) 598-3245
                                    Telephone:  (212) 460-1900

               With  a copy to:     Weil, Gotshal & Manges, LLP
                                    767 Fifth Avenue
                                    New York, NY 10153
                                    Attention: Andrea A. Bernstein
                                    Facsimile: (212) 310-8007
                                    Telephone: (212) 310-8000

               (b)if to SERI, to:

                                    San Elijo Ranch, Inc.
                                    1903 Wright Place, Suite 220
                                    Carlsbad, CA 92008
                                    Attention:  President
                                    Facsimile: (760) 918-8210
                                    Telephone: (760) 918-8200

          2.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          2.7 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, unincorporated organization, governmental authority or other entity, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.


              [Remainder of this page is intentionally left blank]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                         LEUCADIA NATIONAL CORPORATION



                                         By:  /s/ Joseph A. Orlando
                                              ---------------------------
                                              Name:  Joseph A. Orlando
                                              Title: Vice President



                                         SAN ELIJO RANCH, INC.



                                         By: /s/ Joseph A. Orlando
                                            ------------------------------
                                             Name: Joseph A. Orlando
                                             Title: President